UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 ( AMENDMENT NO.   )

Filed by the Registrant   [ x ]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ROTOBLOCK CORPORATION.
(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box.):
[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid: $ -0-

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration No.:
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4)	Date Filed:

TO THE STOCKHOLDERS OF ROTOBLOCK CORPORATION

You are invited to attend a Special Meeting of Stockholders of Rotoblock Corporation to be held on May 15, 2009, at the Flamingo Conference Resort and Spa,  2777 Fourth Street, Santa Rosa, CA 95405 at 10:00 am Pacific Time.

Enclosed you will find the Notice of Special Meeting, the Proxy Statement and a proxy card to record your voting preferences. The Proxy Statement describes the business to be conducted at the Special Meeting and provides other information concerning the Company of which you should be aware when you vote your shares.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of the Company, you may vote your shares by marking your votes in the enclosed proxy card. If you vote on the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Special Meeting and vote in person, you may then withdraw your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend the Special Meeting, you must first obtain from the recordholder a proxy issued in your name.

We look forward to seeing as many of our stockholders as possible at the meeting.

                            By Order of the Board of Directors
                            /s/ Chien Chih Liu
                                                               Chief Executive Officer

ROTOBLOCK CORPORATION
300 B Street
Santa Rosa, CA  95401

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2009

Notice is hereby given that a Special Meeting of Stockholders of Rotoblock Corporation will be held on May 15, 2009  at the Flamingo Conference Resort and Spa, 2777 Fourth Street, Santa Rosa, CA 95405 at 10:00 am Pacific Time for the following purposes:

1.	To authorize the Board of Directors to effect a reverse stock split of 1:50 of the outstanding Common Stock.

2.	To amend the Articles of Incorporation to increase the number of Authorized shares of Common Stock to 200,000,000.

3.	To amend the Company’s Articles of Incorporation to increase the authorized shares of Preferred Stock to 50,000,000.

4.
To amend the Company’s Articles of Incorporation to grant authority to the Board of Directors to establish the rights, preferences, privileges and limitations of any class of Common Stock or Preferred Stock.

The Bylaws of the Company specify that the record date for shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof is the day before the first notice is given the shareholders. Such record date for this Special Meeting is April 15, 2009. A complete list of stockholders entitled to vote at the meeting will be available for examination for ten (10) days prior to the Special Meeting by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 300 B Street, Santa Rosa, CA 95401.

STOCKHOLDERS RE REQUESTED TO MARK, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

Dated: April 16, 2009

By Order of the Board of Directors

Mariya Petrovska, Secretary

ROTOBLOCK CORPORATION

PROXY STATEMENT
PROCEDURAL MATTERS

The accompanying proxy is solicited by the Board of Directors of Rotoblock Corporation ("Company") for use at its Special Meeting of Stockholders to be held on May 15, 2009 at the Flamingo Conference Resort and Spa, 2777 4th Street, Santa Rosa, CA 95405 at 10:00 a.m. Pacific Time, or at any adjournment or postponement of the meeting, for the purposes described below and in the accompanying Notice of Special Meeting of Stockholders.

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This solicitation of proxies is made on behalf of the Board of Directors of the Company and the associated cost will be borne by the Company. This Proxy Statement, and the accompanying form of proxy card are first being mailed on April 16, 2009 to all holders of Common Stock entitled to vote at the meeting.

Record Date and Voting

Only holders of record of the Company’s Common Stock at the close of business on April 15, 2009 (“Record Date”) are entitled to notice of and to vote at the Special Meeting. Such stockholders are entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Special Meeting. The Company’s current authorized capital consists of 75,000,000 shares of Common Stock, par value $0.001 per share. No Preferred Stock is currently authorized.  As of the record date, there were 56,009,776 shares of Common Stock outstanding and entitled to vote at the Special Meeting.  The Company's Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for transaction of business. A majority vote of the votes cast in person or by proxy is required to approve the actions to be taken at the Special Meeting.

Voting by Attending the Meeting.  A stockholder may vote his or her shares in person at the Special Meeting. A stockholder planning to attend the meeting should bring proof of identification for entrance to the meeting. If a stockholder’s shares are held in the name of a broker, bank or other nominee, he or she may be asked to present proof of identification and a statement from the broker, bank or other nominee, reflecting such stockholders beneficial ownership of the Common Stock as of the Record Date., as well as proxy from the nominee.

Voting by Proxy Card.

All shares entitled to vote and represented by properly executed proxy cards received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing with the Secretary of the Company a written notice revoking it, by presenting at the meeting a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, however, by itself, revoke a proxy.

Proposal No. 1
To Authorize the Board of Directors to Effect a Reverse Split
of 1:50 of the Outstanding Common Stock

The Board of Directors has adopted a resolution, subject to stockholder approval, approving, and recommending to the stockholders to approve, a reverse stock split of one-for-fifty (1 for 50) of the  Company’s currently issued and outstanding Common Stock.  The effect of the reverse split is that each fifty (50) shares of Common Stock outstanding on the effective date of the reverse split ( “Old Shares”) will be automatically converted into one (1) share of Common Stock (“New Shares”). As of the date of this Proxy Statement, there are 56,009,776 shares of Common Stock issued and outstanding. After approval of the reverse stock split, assuming no additional shares of Common Stock are issued before the effective date of the reverse split, the number of shares of Common Stock issued and outstanding will be approximately 1,201,996, subject to rounding. Any fractional shares of Common Stock outstanding as a result of the reverse stock split will be rounded up to the next whole share. In addition, no shareholder will be reduced below one share. For example, in the event  a stockholder owns less than fifty (50) shares of Common Stock, after the reverse split the shareholder will own one (1) share of Common Stock.

Stockholders will not be required to return any certificates for their Common Stock to the Company for cancellation.  The number of shares of Common Stock of each shareholder will be automatically reduced on the Company’s books and records. Since all stockholders will be affected by the reverse split, each shareholder’s percentage ownership of the Company’s issued and outstanding Common Stock will not change.

Upon approval of the reverse split, the Company will be required to give FINRA (Financial Industry Regulatory Authority) 10 days prior notice of the reverse split pursuant to Rule 10b-17 under the Securities Exchange Act of 1934. After receipt of the notice with appropriate supporting documentation, FINRA will advise the Company of the effective date of the reverse split on the OTC Bulletin Board where our Common Stock is quoted and will provide us  with a new trading symbol for the Common Stock. The Company will also file a Certificate of Change with the Nevada Secretary of State.

The New Shares will be fully paid and nonassessable and will be identical in all other respects to the Old Shares.

The Board of Directors believes that the reverse stock split will allow the Company to move forward with possible future financings to further develop our business operations. At the present time there are no current plans, arrangements or understandings with respect to any financings of our business operations.

The reverse stock split will have the following immediate effects on our Common Stock:
1.           The number of shares of Common Stock owned by each stockholder will be reduced fifty (50) fold;

            2.           The number of shares of our Common Stock which will be issued and outstanding after the reverse stock split will be reduced to approximately 1,201,996;

3.           The per share loss and net book value of our Common Stock will be increased because there will be a lesser number of shares of our Common Stock outstanding;

4.           The stated capital on our balance sheet attributable to our Common Stock will be decreased by 50 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased.

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 TO APPROVE THE REVERSE STOCK SPLIT OF ONE-FOR-FIFTY (1 FOR 50).

Proposal No. 2
To Amend the Articles of Incorporation to Increase the Number of
Authorized Shares of Common Stock to 200,000,000

Proposal No. 3
To Amend the Articles of Incorporation to Increase the Number of Authorized
Shares of Preferred Stock to 50,000,000

Proposal No. 4
To Amend the Company’s Articles of Incorporation to Grant Authority to the
Board of Directors to Establish the Rights, Preferences and Limitations of Any
Class of Common Stock or Preferred Stock

The Board of Director has adopted resolutions, subject to stockholder approval, proposing amendments to the Company’s Articles of Incorporation as set forth in Proposals No.2, 3 and 4. An increase in the authorized Common Stock and the addition of Preferred Stock will provide the Company with needed stock to enable it to undertake financing transactions in which the Company may employ its Common Stock and/or Preferred Stock, including transactions to raise working capital through the sale of Common Stock and /or Preferred Stock. Since the Board of Directors believes that the currently authorized number of shares may be not be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock and to issue., when and where appropriate or necessary, Preferred Stock, without further stockholder action, unless otherwise required by law or other regulations.  The availability of these additional shares will enhance the Company’s flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders’ meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company’s securities may then be listed.

The creation of a new class of Common and/or Preferred Stock could have potential negative consequences on the voting power of existing shareholders. For example, the creation of special voting rights such as the right to vote as a separate class on certain corporate actions; the granting of voting rights equal to a certain multiple of shares held; or the right to convert into Common Stock on greater than a one-for-one basis, all of which has the potential to decrease the voting power of the shares of Common Stock held by existing shareholders.

In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization, without prior shareholder approval of additional unreserved classes of Preferred or Common Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company opposed by management by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent shareholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have  material anti-takeover consequences. There are no anti-takeover provisions in the Company’s Articles of Incorporation, Bylaws or other governing documents. The proposed increase in the authorized Common Stock, the addition of Preferred Stock and the authorization to create classes of Common or Preferred Stock is not in response to or a result of any accumulation of Common Stock or threatened take-over by a third party. We do not have any present plans, arrangements or understandings regarding the issuance of Common Stock or Preferred Stock.

If the stockholders approve Proposal No. 4, the amendment will permit the Board of Directors to issue any or all of the authorized shares of Common Stock and /or Preferred Stock without further approval by the stockholders. The terms of the undesignated Preferred Stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters will be determined by the Board of Directors without any stockholder action or approval. The Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holder of the Company’s Common Stock.

The proposed increase in the authorized capital stock is not intended to be used for the purpose of acquiring another specified company. In our report on Form 10-Q for the quarterly period ended July 31, 2008, we disclosed the existence of a term sheet to acquire 51% majority interest in Hikom Gottel Corporation for cash and stock options. At the present time, the negotiations on the proposed acquisition of such controlling interest has been suspended as a result of the current world-wide economic downturn. In the event that the acquisition of controlling interest in Hikom Gottel is to occur, our shareholders will have a separate opportunity to vote upon the transaction.

Other than Hikom Gottel Corporation, we do not have any other current plans, arrangements or understandings with respect to the acquisition of another specified company or business.

As of the date of this Proxy Statement, there are 56,009,776 shares of Common Stock issued and outstanding. There is no Preferred Stock authorized at the present time. There are warrants outstanding to purchase an aggregate of 7,506,668 shares of Common Stock. There are no other options or other contractual commitments to issue our Common Stock. After the approval of the reverse split and the increase in our authorized capital stock, there will be approximately 1,201,996 shares of Common Stock issued and outstanding and approximately 198,798,004 shares of Common Stock and 50,000,000 shares of Preferred Stock available for future issuances.

The text of the proposed amendment to the Company’s Articles of Incorporation  that would be filed with the Nevada Secretary of State to effect the increase in the authorized Common Stock; the addition of 50,000,000 shares of Preferred Stock; the authorization to the Board of Directors  is set forth in Exhibit A to this Proxy Statement.

THE BOARD OF DIRECTORS DEEMS THE FOREGOING PROPOSALS TO BE IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2; PROPOSAL 3; AND PROPOSAL 4.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT STOCKHOLDERS

The following sets forth certain information concerning the pre-reverse stock split beneficial ownership of the Company’s Common Stock as of April 15, 2009, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each stockholder listed below possesses sole voting and investment power with respect to the shares indicated.

Name	Common Stock Beneficially Owned		Percentage Beneficially Owned

Executive Officers and Directors

Chien Chih Liu	18,800,000	(a)	33.5%

Mariya Petrovska	2,600,000		4.6%

Steven M. Schneider	500,000		*

Richard DiStefano	250,000		*

Anthony R. Collins	250,000	(b)	*

Ching Chen Chan	150,000		*

All executive officers and directors ( 6 persons)	22,250,000		40.2%

*	Less than 1%

(a)	Includes 1,800,000 shares issuable upon exercise of outstanding warrants that are exercisable within 60 days of April 15, 2009.

(b)	Includes 250,000 shares issuable upon exercise of outstanding warrants that are exercisable within 60 days of April 15, 2009.

INTEREST OF CERTAIN PERSONS IN
OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons has any substantial interest, direct or indirect, in the proposed reverse stock split or the proposed amendments to the Company’s Articles of Incorporation which differs from that of other stockholders of the Company.  No director of the Company opposes the proposed reverse stock split or the proposed amendments of the Company’s Articles of Incorporation.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the previous twelve months which have been filed with the Securities and Exchange Commission may be accessed through the Securities and Exchange Commission EDGAR archives at www.sec.gov.  Upon written request of any stockholder to the Company’s Corporate Secretary, Mariya Petrovska, at 300 B Street, Santa Rosa, CA 95401,  a copy of the Company’s Annual Report on Form 10-KSB for the year ended April 30, 2008, will be provided without charge.

By Order of the Board of Directors
Santa Rosa, CA 95405
 April 16.  2009.

Exhibit A

The total authorized capital of the corporation shall be 200,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share. The board of directors shall have the authority, without any further approval of the shareholders, to establish the relative rights, preferences and limitations of any class of common or preferred stock. The consideration for the issuance of any shares of capital stock may be paid, in whole or in part, in money, services or other thing of value. The judgment of the directors as to the value of the consideration for the shares shall be conclusive. When the payment of the consideration for the shares has been received by the corporation, such shares shall be deemed fully paid and nonassessable.

The corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any legal proceeding  against all expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

PROXY

ROTOBLOCK CORPORATION
Special Meeting of Stockholders

This proxy is solicited on behalf of the
Board of Directors of Rotoblock Corporation

The undersigned stockholder of Rotoblock Corporation hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, each dated April 16, 2009 for the Special Meeting of Stockholders to be held May 15, 2009 at the Flamingo Conference Resort and Spa, 2777 Fourth Street, Santa Rosa, CA 95405 and revoking all prior proxies, hereby appoints Chien Chih Liu as proxy and attorney-in-fact, with full power of substitution, and to represent and to vote, as designated on this proxy, all shares of common stock of Rotoblock Corporation held of record by the undersigned on April 15,2009 at the Special Meeting of Stockholders to be held on May 15, 2009 or any postponement or adjournment thereof.

This proxy when properly executed, will be voted in the manner indicated by the undersigned stockholder. If no direction is given, this proxy will be voted for each of the proposals number 1 though 4.

                        1.  Proposal to authorize the Board of Directors to effect a reverse stock split of 1:50 (Proposal No. 1).

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2. Proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to 200,000,000 (Proposal No. 2).

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. Proposal to amend the Articles of Incorporation to increase the number of authorized shares of Preferred Stock to 50,000,000 (Proposal No. 3).

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.  Proposal to amend the Articles of Incorporation to grant authority to the Board of Directors to establish the rights, preferences and limitations of any class of Common Stock or Preferred Stock (Proposal No. 4).

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN
THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally. Persons signing in a fiduciary capacity should so indicate.

Signature:________________________	Date:_________________

Signature:________________________	Date:_________________